EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Barbeques Galore Limited:

We consent to the incorporation by reference in the Registration Statements (Nos. 333-46529, 333-52530 and 333-52532) on Form S-8 of Barbeques Galore Limited of our report dated July 21, 2005, with respect to the consolidated balance sheets of Barbeques Galore Limited and subsidiaries as of January 31, 2005 and 2004, the related consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows for the years ended January 31, 2005, 2004 and 2003 and the related financial statement schedule, which report appears in the January 31, 2005 Annual Report on Form 20-F of Barbeques Galore Limited and to the reference to our firm under the heading “Selected Financial Data” in the Form 20-F.

As discussed in Note 1.B to the consolidated financial statements, the Company has restated its consolidated financial statements as of January 31, 2004 and for the years ended January 31, 2004 and 2003.

/s/    KPMG

KPMG

August 9, 2005

Sydney, Australia